Exhibit 99.1

Media contact:
Karla Olsen,
director, corporate
communications
Phone: 888.613.0003
FAX: 316.261.6769
karla.olsen@WestarEnergy.com

Investor contact:
Bruce Burns,
director, investor relations
Phone: 785.575.8227
bruce.burns@WestarEnergy.com

WESTAR IMPROVEMENTS TO COAL PLANT WILL CUT AIR EMISSIONS

Application filed with environmental regulators regarding emission control equipment

TOPEKA, Kan., Aug. 30, 2007 — Westar Energy, Inc. (NYSE:WR) filed Wednesday an application with the Kansas Department of Health and Environment (KDHE) to implement a comprehensive plan to improve efficiency and to install the latest equipment to reduce regulated emissions from its Jeffrey Energy Center, the largest of its 12 power stations. The project and others outlined in a proposed agreement filed today with the KDHE are designed to meet requirements of the Clean Air Visibility Rule and reduce emissions over the utility’s entire generating fleet by eliminating more than 70 percent of sulfur dioxide and reducing nitrous oxides and particulates between 50 percent and 65 percent.

“Installing this equipment and the accompanying proposed agreement with KDHE are excellent examples of government and business working together to make our plants cleaner while still meeting the growing energy needs of our customers,” Doug Sterbenz, executive vice president and chief operating officer, said.

Westar Energy project would decrease emissions	Page 2 of 2

Westar will be investing about $465 million in environmental projects at Jeffrey Energy Center over the next few years. Rebuilding sulfur dioxide scrubbers and installing low nitrous oxide emissions systems and precipitators that remove particulate matter on each of the plant’s three units will significantly decrease emissions.

“While our plants operate within today’s rules, this project along with those included in the proposed agreement will allow us to meet the new, even tougher clean air regulations under the Clean Air Visibility Rule,” Bill Eastman, director, environmental services, said.

The filing with KDHE also included an application to improve Jeffrey Energy Center plant efficiency, which will increase production yet also reduce the amount of carbon dioxide produced per megawatt hour of electricity generated.

“As customer demand for electricity grows, we are identifying ways to meet that need with a reduced impact on the environment,” added Sterbenz. “Along with projects such as this, we announced earlier this year, our request for proposals to add as much as 500 MW of wind resources to our generation fleet.”

The application and proposed agreement are subject to the approval of KDHE.

Westar Energy, Inc. (NYSE: WR) is the largest electric utility in Kansas, providing electric service to about 673,000 customers in the state. Westar Energy has about 6,100 megawatts of electric generation capacity and operates and coordinates approximately 33,000 miles of electric distribution and transmission lines.

For more information about Westar Energy, visit us on the Internet at http://www.WestarEnergy.com.

Forward-looking statements: Certain matters discussed in this news release are “forward-looking statements.” The Private Securities Litigation Reform Act of 1995 has established that these statements qualify for safe harbors from liability. Forward-looking statements may include words like “believe,” “anticipate,” “target,” “expect,” “pro forma,” “estimate,” “intend,” “guidance” or words of similar meaning. Forward-looking statements describe future plans, objectives, expectations or goals. Although Westar Energy believes that its expectations are based on reasonable assumptions, all forward-looking statements involve risk and uncertainty. Therefore, actual results could vary materially from what we expect. Please review our Form 10-K for the period ended Dec. 31, 2006 for important risk factors that could cause results to differ materially from those in any such forward-looking statements. Any forward-looking statement speaks only as of the date such statement was made, and the company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement was made except as required by applicable laws or regulations.